                            JOINT FILERS' SIGNATURES

VATERA HOLDINGS LLC

By:   /s/ Kevin Ferro
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Name: Kevin Ferro
Title: Chief Executive Officer, Chief Investment
Officer and Managing Member

By:   /s/ Kevin Ferro
   ---------------------------------------------
Kevin Ferro